Exhibit 4.2(b)
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               CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION

                   Transferor on and after June 1, 1996,

                            JPMORGAN CHASE BANK
                    (formerly the Chase Manhattan Bank),

               Transferor prior to June 1, 1996 and Servicer

                                    and

                           THE BANK OF NEW YORK,

                                  Trustee

                    on behalf of the Certificateholders

                     of Chase Credit Card Master Trust

               (formerly Chemical Master Credit Card Trust I)


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                              SECOND AMENDMENT

                         Dated as of March 1, 2002

                                     to

                         THIRD AMENDED AND RESTATED
                      POOLING AND SERVICING AGREEMENT

                       Dated as of November 15, 1999

                --------------------------------------------



            SECOND AMENDMENT, dated as of March 1, 2002 (the "Second Amendment"), to THIRD AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT, dated as of November 15, 1999, by and among CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION ("Chase USA"), as Transferor on and after June 1, 1996, JPMORGAN CHASE BANK (formerly the Chase Manhattan Bank), as Transferor prior to June 1, 1996, and as Servicer, and THE BANK OF NEW YORK, as Trustee (as amended by the First Amendment dated as of March 31, 2001 and as supplemented the "Pooling and Servicing Agreement").

            WHEREAS, Section 13.1(b) of the Pooling and Servicing Agreement provides that the Servicer, the Transferor and the Trustee, without the consent of the Certificateholders, may amend the Pooling and Servicing Agreement from time to time upon the satisfaction of certain conditions;

            WHEREAS, the Servicer, the Transferor and the Trustee desire to amend the Pooling and Servicing Agreement as set forth below; and

            WHEREAS, all conditions precedent to the execution of this Second Amendment have been complied with;

            NOW, THEREFORE, the Servicer, the Transferor and the Trustee are executing and delivering this Second Amendment in order to amend the Pooling and Servicing Agreement in the manner set forth below.

            Capitalized terms used but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement.


            SECTION 1. Amendment to Section 1.1.

                    (a) Section 1.1 of the Pooling and Servicing Agreement
            is hereby amended by adding the following defined term in appropriate alphabetical order:

                     " 'Delaware Act' shall mean the Asset Backed
                     Securities Facilitation Act located in Title 6, Chapter 27A of the Delaware Code."

                    (b) The defined term "Trust" appearing in Section 1.1
            of the Pooling and Servicing Agreement is hereby amended by deleting the reference to "Section 9-306 of the UCC" and inserting in lieu thereof the following: "Section 9-315 of the UCC".

                    (c) The following defined terms appearing in Section
            1.1 of the Pooling and Servicing Agreement shall be deleted in their entirety: "Discount Percentage"; "Discount Option Receivables"; "Discount Option Receivables Collections" and "New Discount Option Receivables".

                    (d) The defined term "Finance Charge Receivables"
            appearing in Section 1.1 of the Pooling and Servicing Agreement is hereby amended by deleting the phrase "Discount Option Receivables (if any)," appearing therein.

                    (e) The defined term "Permitted Investements" appearing
            in Section 1.1 of the Pooling and Servicing Agreement is hereby amended by adding at the end of clause (a)(iv) thereof the following: "other than JPMorgan Chase Bank".

                    (f) The defined term "Trust Percentage" appearing in
            Section 1.1 of the Pooling and Servicing Agreement is hereby amended by deleting the phrase "(prior to giving effect to any reduction thereof for Finance Charge Receivables which are Discount Option Receivables)" appearing therein.

            SECTION  2.   Amendments to Section 2.1.

                    (a) Section 2.1 of the Pooling and Servicing Agreement
            is hereby amended by deleting the reference to Section 9-106 of the UCC appearing therein and inserting in lieu thereof the following: "Section 9-102(a)(2) and (a)(42), respectively, of the UCC".

                    (b) Section 2.1 of the Pooling and Servicing Agreement
            is hereby amended by adding the following additional paragraph at the end of such Section:

                     "It is the intention of the parties hereto that all
               transfers of Receivables to the Trust pursuant to this Agreement be subject to, and be treated in accordance with, the Delaware Act whether such transfers were made prior to or after the date that the Delaware Act became applicable thereto, and each of the parties hereto agrees that this Agreement has been entered into by the parties hereto in express reliance on the Delaware Act. For the purposes of complying with the requirements of the Delaware Act, each of the parties hereto hereby agrees that any property, assets or rights purported to be transferred, in whole or in part, by Chase USA pursuant to this Agreement shall be deemed to no longer be the property, assets or rights of Chase USA. Each of the parties hereto acknowledges and agrees that each such transfer is occurring in connection with a "securitization transaction" within the meaning of the Delaware Act."

            SECTION  3.  Amendments to Section 2.4.

                    (a) Section 2.4(a)(ii) of the Pooling and Servicing
            Agreement shall be amended by deleting the reference to "Section 9-306 of the UCC" and inserting in lieu thereof the following: "Section 9-315 of the UCC".

                    (b) Section 2.4(d)(iv) of the Pooling and Servicing
            Agreement shall be amended by deleting the reference to "Section 9-306(3) of the UCC" and inserting in lieu thereof the following: "Section 9-315(d) of the UCC".

            SECTION 4. Amendments to Section 2.5. Section 2.5(a) of the Pooling and Servicing Agreement shall be amended to delete the words "or general intangibles" that appear therein. SECTION 5. Amendments to Section
2.6. Section 2.6(c)(iv) of the Pooling and Servicing Agreement shall be amended by deleting the reference to "Section 9-306 of the UCC" and inserting in lieu thereof the following: "Section 9-315 of the UCC".

            SECTION 6. Amendments to Section 2.8. The Pooling and Servicing Agreement shall be amended by deleting Section 2.8 thereof in its entirety.

            SECTION 7. Amendments to Section 13.2. Section 13.2 (b) and (c) of the Pooling and Servicing Agreement shall be amended to read in their entirety as follows:

               "(b) Within 30 days after the Transferor makes any change in its name, identity or corporate structure which would make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the meaning of
      Section 9-506 of the UCC, the Transferor shall give the Trustee notice of any such change and shall file such financing statements or amendments as may be necessary to continue the perfection of the Trust's security interest in the Receivables and the proceeds thereof.

               "(c) The Transferor will give the Trustee prompt written notice of any change in the jurisdiction in which it is located (as such location is determined pursuant to Section 9-307 of the UCC) and whether, as a result of such change, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statements and shall file such financing statements as may be necessary to continue the perfection of the Trust's security interest in the Receivables and the proceeds thereof within the time specified in Section 9-316(a) of the UCC."

            SECTION 8. Amendments to Section 13.4. Section 13.4 of the Pooling and Servicing Agreement shall be amended to read in its entirety as follows:

            "THIS AGREEMENT AND THE RIGHTS AND DUTIES OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS."

            SECTION 9. No Waiver. The execution and delivery of this Second Amendment shall not constitute a waiver of a past default under the Pooling and Servicing Agreement or impair any right consequent thereon.

            SECTION 10. Pooling and Servicing Agreement in Full Force and Effect as Amended. Except as specifically amended or waived hereby, all of the terms and conditions of the Pooling and Servicing Agreement shall remain in full force and effect. All references to the Pooling and Servicing Agreement in any other document or instrument shall be deemed to mean such Pooling and Servicing Agreement as amended by this Second Amendment. This Second Amendment shall not constitute a novation of the Pooling and Servicing Agreement, but shall constitute an amendment thereof. The parties hereto agree to be bound by the terms and obligations of the Pooling and Servicing Agreement, as amended by this Second Amendment, as though the terms and obligations of the Pooling and Servicing Agreement were set forth herein.

            SECTION 11. Counterparts. This Second Amendment may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute one and the same instrument.

            SECTION 12. GOVERNING LAW. THIS SECOND AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

            SECTION 13. Effective Date. This Second Amendment shall become effective as of the day and year first above written.



            IN WITNESS WHEREOF, the Servicer, the Transferor and the Trustee have caused this Second Amendment to be duly executed by their respective officers, thereunto duly authorized, as of the day and year first above written.


                                           CHASE MANHATTAN BANK USA,
                                           NATIONAL ASSOCIATION
                                             Transferor on and after June 1,1996


                                           By:________________________________
                                              Name:
                                              Title:


                                           JPMORGAN CHASE BANK (formerly the
                                             Chase Manhattan Bank),
                                             Transferor prior to June 1, 1996
                                             and Servicer


                                           By:________________________________
                                              Name:
                                              Title:


                                           THE BANK OF NEW YORK,
                                           Trustee


                                           By:________________________________
                                              Name:
                                              Title: